SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2008

THORNBURG MORTGAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-11914	85-0404134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Washington Avenue, Suite 302 Santa Fe, New Mexico	87501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 15, 2008, Thornburg Mortgage, Inc. (the “Company”) held an conference call with holders of the senior subordinated secured notes due 2015 issued pursuant to the terms of the March 31, 2008 financing transaction (the “Senior Subordinated Secured Notes”) to announce that the Company is solicitating the consent from the holders of its Senior Subordinated Secured Notes to agree to accept the interest payment due on their Senior Subordinated Secured Notes on September 30, 2008 in the form of additional notes in principal amount equal to the cash interest payable. In addition, the Company announced that it is amending of the Exchange Offer and Consent Solicitation to extend the expiration date and remove of the guaranteed delivery procedures. Pursuant to the conference call and the information related thereto, the Company issued a press release on September 15, 2008, which included the information provided to the investors in the Senior Subordinated Secured Notes on the conference call. A copy of the press release has been furnished as exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as part of this report in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Name of Exhibit
99.1	Press Release of Thornburg Mortgage, Inc., dated September 15, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.

Date: September 15, 2008	By:	/s/ Larry Goldstone
Larry Goldstone, Chief Executive Officer and President

EXHIBIT INDEX

EXHIBIT NUMBER	NAME OF EXHIBIT
99.1	Press Release of Thornburg Mortgage, Inc. dated September 15, 2008.